Guidewire Announces $500.0 Million Share Repurchase Program and Completion of Prior Authorization

SAN MATEO, Calif.--(BUSINESS WIRE)--Jan. 8, 2026-- Guidewire (NYSE: GWRE), provider of the industry platform Property and Casualty (P&C) insurers rely upon, today announced that it has completed its share repurchase program previously authorized in September 2022 and that, effective immediately, its board of directors has approved a new share repurchase program with authorization to purchase up to $500.0 million of its outstanding shares of common stock.

Repurchases under the new program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases to be determined at Guidewire’s discretion, depending on market conditions and corporate needs. Open market repurchases will be structured to occur in accordance with applicable federal securities laws, including within the pricing and volume requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. Guidewire may also, from time to time, enter into Rule 10b5-1 plans to facilitate repurchases of its shares under this authorization. This program does not obligate Guidewire to acquire any particular amount of common stock, and may be modified, suspended, or terminated at any time at the discretion of Guidewire’s board of directors.

Guidewire expects to fund repurchases with existing cash and cash equivalents, working capital, or cash flows from operations. As of October 31, 2025, Guidewire had cash, cash equivalents, and investments of $1,409.3 million and $138.2 million remained under the September 2022 share repurchase authorization, all of which has since been utilized.

About Guidewire

Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 43 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and SI partner ecosystem. Our marketplace represents the largest partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements relating to Guidewire’s amount, timing and sources of funding for the share repurchase program. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding Guidewire’s future performance and opportunities, and the amount, timing and benefits of a share repurchase program. These forward-looking statements represent Guidewire’s expectations as of the date of this press release, and involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond our control, including changes in price and volume and the volatility of our Common Stock, adverse developments affecting prices and trading of exchange-traded securities, including securities quoted on the New York Stock Exchange, unexpected or otherwise unplanned or alternative requirements with respect to our capital investments and the risks and uncertainties disclosed in our reports filed from time to time with the Securities and Exchange Commission, including our most recent Form 10-K and any subsequent filings on Forms 10-K, 10-Q or 8-K, available at www.sec.gov. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

Source: Guidewire Software, Inc.